Exhibit (c)31

Citigroup Global Markets Inc. | Corporate and Investment Banking July 2019 Project Prairie 2.0 Step 2 Financing Discussion

Executive Summary We understand Blackstone is evaluating the Step 2 transaction of buying in the remaining TGE public units with proceeds from new equity and $500 million of debt financing The existing capital structure would present the following constraints to be considered: · Existing HoldCo TLB – Limits incremental pari accordion to $200mm without amendment – Limits incremental OpCo debt via 5.75x “look-through” OpCo leverage covenant provides for ~$1.0bn incremental OpCo debt capacity · OpCo RCF – Currently $1.35bn drawn with $901mm available for draws We have evaluated the following financing alternatives: 1) $500mm accordion to existing $1.155bn TLB · Requires consents from existing lenders for a onetime increase of accordion size from $200mm to $500mm—we estimate this would cost 10 bps on a standalone, non-fungible basis · New TLB would price at L+ 425 bps, 99.5 OID · Alternatively, the Company could execute the add-on on a fungible basis with concurrent re-price of the existing TLB to L+425bps at the same 99.5 OID (with no amendment fee)(1) 2) $500mm Sister HoldCo TLB at a new entity collateralized by newly acquired units · No consents required, however, increases structural complexity · New TLB would price at L+ 425 bps, 99.5 OID 3) $500mm of new OpCo senior unsecured bonds · No consents required, however, results in reduced OpCo debt capacity due to increased leverage to ~5.0x (vs. 5.5x and 5.75x limitations in the OpCo RCF and HoldCo TLB covenants, respectively) · New 10-year bond would price at ~5.75% (1) Assumes executed contemporaneous with the roll-off of the existing 101 Soft Call in September. 1

Prairie 2.0 Financing Options

To minimize cost while obtaining funding certainty, would recommend obtaining either structure 2 or 3 on a committed basis with a best efforts execution of either scenario 1a and 1b.

	(1a) Incremental HoldCo $500mm TLB (Non-fungible)	(1b) Repriced HoldCo TLB & Incremental $500mm Fungible Tranche	(2) New Sister HoldCo $500mm TLB	(3) Incremental $500mm OpCo Debt[4]
Underwritten / Best Efforts	Best Efforts (Underwritten via Scenario 2 or 3)		Underwritten	
2019 Leverage (x) (@ Opening Debt)[1]	6.1x Initial Total Leverage 4.6x OpCo Proportionate Leverage		6.1x Initial Total Leverage 4.6x OpCo Proportionate Leverage	6.1x Initial Total Leverage 5.0x OpCo Proportionate Leverage
Rate	L+425 bps (Incremental TLB Only)	L+425 bps (Existing & Incremental TLBs)	L+425 bps	5.75%
Fees	New TLB: 0.75% Arranger Fee (rebated against Scenario 2 Underwrite Fee) Existing TLB: 10.0 bps Amendment Fee to market	New TLB: 0.75% Arranger Fee (rebated against Scenario 2 Underwrite Fee) Existing TLB: 12.5 bps Arranger Fee; no Amendment Fee to market (covered with OID in reprice)	1.50% Underwritten Fee	50bps Bridge Commitment Fee (364-day), 75bps Take-out Fee
OID	99.50, payable on Incremental TLB	99.50, payable on Existing & Incremental TLB	99.50, payable on New TLB	--
Estimated Financing Fees ($mm)	$10	$16	$10	$6
2019 Total System Cash Interest ($mm)	$299	$293	$299	$295
Total Equity Required ($bn)[2]	$3.0 – $3.7			
Additional 2019 OpCo Leverage Capacity ($mm)[3]	$1,007			$478
Pros / Cons	▲ Retain single HoldCo structure ▲ Preserves OpCo debt capacity ▲ Improved pro forma collateral would provide opportunity to re-price existing TLB ▼ Exercising accordion feature reduces liquidity options at the existing HoldCo level ▼ Requires amendment from existing lenders; however such amendment should be straightforward given strong pro forma credit metrics		▲ No requirement for consent on existing HoldCo ▲ Preserves OpCo debt capacity ▲ Preserves accordion feature of existing HoldCo Term Loan B ▼ Added complexity of second HoldCo ▼ Does not provide clear opportunity to re-price existing term loan	▲ Marginally lower equity check without additional DSRA requirement ▲ Preserves accordion feature of existing HoldCo Term Loan B ▲ Lower cost of capital at OpCo level ▼ 100% OpCo senior notes reduces future OpCo liquidity

Note: Total leverage based on total system debt / 2019E EBITDA.

(1) Based on $500mm incremental debt financing.

(2) Range based on illustrative $22.00 – $26.00 per share purchase price.

(3) Max 2019 leverage capacity under RCF covenant, OpCo JV incurrence and HoldCo look through leverage covenant , whichever is more restrictive. Calculated as incremental debt available to be borrowed based off the more restrictive covenant / incurrence test.

(4) Metrics include 100% of TGE equity contributed as collateral to HoldCo.

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Prairie 2.0 Leverage Comparison 1 2 3 New Sister HoldCo, $500mm Term Term Loan B Upsize of $500mm Loan B Incremental $500mm of OpCo Debt (6.1x Initial Total Leverage)(1) (6.1x Initial Total Leverage)(1) (6.1x Initial Total Leverage) (1)(4) 6.5x 6.6x 6.5x 6.6x 6.6x 6.7x 6.3x 6.3x 6.4x 5.6x 5.7x 5.2x 5.2x 5.3x 5.0x 5.0x 4.8x 4.8x Consolidated Prairie YE Leverage(2) 2019E 2020E 2021E 2019E 2020E 2021E 2019E 2020E 2021E Total System Leverage(3) Consolidated TGE Leverage Dividends Received $592 $621 $652 $332 $349 $366 $592 $621 $652 ($mm) Total Leverage Covenant: 5.50x Total Leverage Covenant: 5.50x Total Leverage Covenant: 5.50x Senior Secured Covenant: 3.75x Senior Secured Covenant: 3.75x Senior Secured Covenant: 3.75x 4.6x 4.8x 4.2x 4.2x 4.2x 4.0x 4.0x 3.7x 3.7x TGE RCF Covenant 2.0x 2.0x 2.0x 1.6x 1.5x 1.6x 1.5x 1.7x 1.6x 2019E 2020E 2021E 2019E 2020E 2021E 2019E 2020E 2021E Secured Leverage Total Leverage (1) Initial total leverage calculated as Total System Debt / 2019E EBITDA. (2) End of Year debt / EBITDA, proportionately consolidated for REX. 3 (3) End of Year debt / EBITDA, proportionately consolidated for REX. Includes HoldCo term loan at 100% equity collateralization. (4) Metrics include 100% of TGE equity contributed as collateral to HoldCo.

1. Status Quo + $500mm Upsize

Transaction Overview – Status Quo + $500mm Upsize

Assumptions

- Illustrative effective date of 1/1/2019
- Blackstone acquires the remaining 56% of TGE for a total consideration of $4,135mm
  - $4,135mm for LP stake [$26.00] per share for the 159.0mm remaining shares
- New Holdco $500mm Term Loan priced at L+425bps/99.5, 1.25-1.50% net fees[(1)] on the new TL B and amendment fee of 10.0bps on existing TLB to upsize accordion feature from $200mm to $500mm
  - Incremental 6-month rolling DSRA of $20mm; funds are released when HoldCo leverage drops below 3.25x
- $10mm in transaction costs; $10mm in financing fees

Sources and Uses

Sources & Uses

Transaction Sources	($mm)	(%)
Incremental Equity	$3,674	88%
Incremental HoldCo Term Loan (Upsize)	500	12
Total Sources	**$4,174**	**100%**

Transaction Uses	($mm)	(%)
Purchase of 56.2% of TGE Equity	$4,135	99%
Financing Fees (Issuance Fees, Amendment Fee, OID)	10	0
Incremental Term Loan DSRA	20	0
Transaction Costs	10	0
Total Uses	**$4,174**	**100%**

Sensitivity Analysis

Purchase Price	Implied Premium[(5)]	Equity Requirement	Debt / Capitalization
$22.00	0.2%	$3,038	51.2%
23.00	4.8	3,197	50.1
24.00	9.3	3,356	49.1
25.00	13.9	3,515	48.0
26.00	18.5	3,674	47.1

Pro Forma Capitalization

(at 1/1/2019)

TGE ($mm)	SA	Adj.	PF 100% TGE[(2)]
Proportionate REX Debt	$1,538	–	$1,538
Total Proportionate Subsidiary Debt	**$1,538**		**$1,538**
TGE Revolving Credit Facility	1,349	–	1,349
Total Secured Debt	**$1,349**		**$1,349**
4.750% Senior Notes Due 2023	500	–	500
5.500% Senior Notes Due 2024	750	–	750
5.500% Senior Notes Due 2028	750	–	750
Total Debt	**$4,887**		**$4,887**
Cash & Cash Equivalents	(15)	–	(15)
Net Debt	**$4,872**		**$4,872**
Common Equity (Market Value)[(3)]	6,179	1,182	7,361
Total Capitalization	**$11,065**		**$12,247**
Opco Secured Debt / 2018A EBITDA	*1.4x*		*1.4x*
Opco Secured Debt / 2019E EBITDA	*1.3*		*1.3*
Opco Total Debt / 2018A EBITDA	*4.9*		*4.9*
Opco Total Debt / 2019E EBITDA	*4.6*		*4.6*
HoldCo			
Step 1 Term Loan	$1,155	$500	$1,655
HoldCo Total Debt	**$1,155**		**$1,655**
HoldCo Equity	2,253	3,674	5,927
HoldCo Capitalization	**$3,408**		**$7,582**
Credit Stats			
HoldCo Total Debt	**$1,155**		**$1,655**
Debt Service Reserve Account	(51)	(20)	(71)
HoldCo Net Debt	**$1,104**		**$1,584**
Q1 2019 Annualized Distribution	*$258*		*$589*
2018A Distributions	*250*		*571*
2019E Distributions	*259*		*592*
HoldCo Net Debt / Q4 2018A Annualized Distribution	*4.3x*		*2.7x*
HoldCo Net Debt / 2018A EBITDA	*4.4*		*2.8*
HoldCo Net Debt / 2019E EBITDA	*4.3*		*2.7*
2019E Interest Coverage	*2.8*		*4.5*
Total Debt / Total Capitalization	*33.9%*		*21.8%*
HoldCo Consolidated Debt (Proportionate TGE + HoldCo)	**$3,297**		**$6,542**
2018A EBITDA @ HoldCo Share	*$434*		*$990*
2018A Run-Rate EBITDA @ HoldCo Share[(4)]	*450*		*1,027*
2019E EBITDA @ HoldCo Share	*469*		*1,069*
Total Debt / 2018A EBITDA	*7.6x*		*6.6x*
Total Debt / 2018A Run-Rate EBITDA[(4)]	*7.3*		*6.4*
Total Debt / 2019E EBITDA	*7.0*		*6.1*
Total Debt / Total Capitalization	*49.4%*		*47.1%*

Note: "Blackstone" includes investor group including GIC and other LPs.
Source: Blackstone forecast, Company filings, Citi estimates, Wall Street Research, and FactSet. Market Data as of 7/11/2019.
(1) Committed via either option 2 or 3.
(2) Metrics include 100% of TGE equity contributed as collateral to HoldCo.
(3) Pro forma market value of equity rebased to new purchase price of $26 / share.
(4) Run-rate EBITDA includes $58mm of EBITDA adjustments to reflect full year impact of 2018 acquisitions and ramp of GP&T and Cheyenne Connector.
(5) Based on current TGE price of $21.95 as of 7/11/2019.

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Pro Forma HoldCo Projections ($mm) 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $571 $592 $621 $652 $685 $719 $755 $793 (–) Interest Expense on Term Loan (115) (115) (105) (101) (100) (99) (98) Levered Free Cash Flow $477 $507 $547 $583 $620 $656 $695 Cumulative Levered Free Cash Flow $477 $983 $1,530 $2,113 $2,733 $3,389 $4,084 (–) Mandatory Amortization (17) (17) (17) (17) (17) (17) (17) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $460 $490 $530 $567 $603 $640 $678 Check -——————- EOP Cash Balance $71 $531 $1,021 $1,551 $2,118 $2,721 $3,361 $4,039 DSRA Cash Balance 71 0 0 0 0 0 0 0 EOP Term Loan Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 EOP Upsized Term Loan Balance 500 495 490 485 480 475 470 465 HoldCo EOP Debt Balance $1,655 $1,638 $1,622 $1,605 $1,589 $1,572 $1,556 $1,539 HoldCo Standalone EOP Net Debt Balance 1,584 1,107 601 54 (529) (1,149) (1,805) (2,500) Sponsor Total Debt / Dist. Received 2.9x 2.8x 2.6x 2.5x 2.3x 2.2x 2.1x 1.9x Sponsor Net Debt / Dist. Received 2.8x 1.9x 1.0x 0.1x (0.8x) (1.6x) (2.4x) (3.2x) Leverage Metrics Interest Rate (L + 475) on Term Loan B 7.1% 7.2% 6.7% 6.5% 6.4% 6.5% 6.5% Interest Rate (L + 425) on Term Loan B Upsize 6.6 6.7 6.2 6.0 5.9 6.0 6.0 HoldCo Ow nership in OpCo 100.0 100.0 100.0 100.0 100.0 100.0 100.0 100.0 HoldCo Share of OpCo EOP Debt Balance $4,762 $5,140 $5,464 $5,803 $6,068 $6,317 $6,588 $6,869 HoldCo Share of OpCo Asset EBITDA 990 1,069 1,084 1,121 1,183 1,249 1,283 1,324 HoldCo Consolidated EOP Debt Balance $6,417 $6,778 $7,086 $7,408 $7,657 $7,890 $8,143 $8,408 HoldCo Consolidated EOP Net Debt Balance 6,330 6,232 6,050 5,842 5,523 5,154 4,768 4,354 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.5x 6.3x 6.5x 6.6x 6.5x 6.3x 6.3x 6.3x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.4 5.8 5.6 5.2 4.7 4.1 3.7 3.3 Citi Classification Metrics Interest Coverage Ratio(2) 4.5x 4.7x 5.3x 5.8x 6.2x 6.6x 6.9x Cumulative Free Cash Flow as % of Initial Debt(3) 33.1% 63.7% 96.7% 132.0% 169.4% 209.1% 251.0% Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Assumes no cash sweep. 5 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

TGE Standalone Projections ($mm) 2019E 2020E 2021E 2022E 2023E 2024E 2025E REX EBITDA @ Share $555 $490 $467 $461 $461 $425 $397 PXP EBITDA 309 291 283 283 280 282 284 Natural Gas Pipeline EBITDA 79 90 90 90 90 90 90 G, P & T EBITDA 136 167 167 167 167 167 167 Other Grow th / Acquisitions EBITDA 0 56 125 193 262 330 399 Corporate G&A (10) (10) (11) (11) (11) (12) (12) Total EBITDA $1,069 $1,084 $1,121 $1,183 $1,249 $1,283 $1,324 YoY Grow th 8.0% 1.4% 3.4% 5.5% 5.5% 2.7% 3.2% (Less): Maintenance Capex ($32) ($35) ($36) ($36) ($36) ($40) ($43) (Less): Interest Expense (184) (191) (206) (222) (238) (254) (265) (Less): REX DCF Adj. @ Share (96) (105) (105) (105) (105) (105) (105) Cash Available for Dividends $757 $752 $774 $820 $869 $885 $911 Coverage (x) 1.28x 1.21x 1.19x 1.20x 1.21x 1.17x 1.15x Coverage ($) $165 $131 $122 $135 $150 $130 $118 Total Dividends Paid $592 $621 $652 $685 $719 $755 $793 YoY Grow th 3.6% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Grow th Capex $544 $455 $461 $400 $400 $400 $400 REX Debt @ Share 1,538 1,538 1,538 1,538 1,538 1,538 1,538 Revolver Balance 1,603 1,926 1,515 1,780 1,280 1,550 1,832 TGE Debt (End of Period) 3,603 3,926 4,265 4,530 4,780 5,050 5,332 Total Proportionate TGE Debt (End of Period)(1) 5,140 5,464 5,803 6,068 6,317 6,588 6,869 Total Proportionate Debt / EBITDA(1) 4.8x 5.0x 5.2x 5.1x 5.1x 5.1x 5.2x Covenant Calculations TGE 2024 Notes Metric FCCR 1.75x 5.30x 5.12x 4.93x 4.85x 4.81x 4.64x 4.60x TGE Revolving Credit Facility Max Senior Secured Leverage Ratio(2) 3.75x 1.65x 1.97x 1.49x 1.65x 1.12x 1.32x 1.50x Max Total Leverage Ratio(2) 5.50 3.70 4.01 4.20 4.20 4.18 4.29 4.37 Min. Interest Coverage Ratio(2) 2.50 5.30 5.12 4.93 4.85 4.81 4.64 4.60 Additional Leverage Capacity(3) $1,747 $1,457 $1,323 $1,400 $1,510 $1,428 $1,375 Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Includes proportionate REX debt and EBITDA. (2) Max Senior Leverage Ratio calculated as Secured Debt / Deconsolidated EBITDA. Max Total Leverage Ratio calculated as TGE Debt / Deconsolidated EBITDA (TGE EBITDA plus REX Distributions). Min. Interest Coverage 6 Ratio calculated as Deconsolidated EBITDA / Cash Interest Expense. Deconsolidated EBITDA is Proportionate EBITDA less REX DCF. (3) Max leverage capacity under RCF covenant and OpCo JV incurrence covenant, whichever is more restrictive.

2. Sister HoldCo

Transaction Overview – Sister HoldCo

Assumptions

- Illustrative effective date of 1/1/2019
- Blackstone acquires the remaining 56% of TGE for a total consideration of $4,135mm
  - $4,135mm for LP stake [$26.00] per share for the 159.0mm remaining shares
- Blackstone creates a Sister HoldCo and issues a Term Loan B of $500mm with an interest rate of L+ 425bps and 1.50% financing fees and 99.50 OID
  - New Term Loan DSRA of $20mm; funds are released when HoldCo leverage drops below 3.25x
- $10mm in transaction costs; $10mm in financing fees

Sources and Uses

Sources & Uses		
Transaction Sources	**($mm)**	**(%)**
Incremental Equity	$3,675	88%
New HoldCo Term Loan	500	12
Total Sources	**$4,175**	**100%**
Transaction Uses	**($mm)**	**(%)**
Purchase of 56.2% of TGE Equity	$4,135	100%
Financing Fees (Issuance Fees, OID)	10	0
New Term Loan DSRA	20	0
Transaction Costs	10	0
Total Uses	**$4,175**	**100%**

Sensitivity Analysis

Purchase Price	Implied Premium[3]	Equity Requirement	Debt / Capitalization
$22.00	0.2%	$3,038	46.4%
23.00	4.8	3,197	45.3
24.00	9.3	3,357	44.2
25.00	13.9	3,516	43.2
26.00	18.5	3,675	42.3

Pro Forma Capitalization

(at 1/1/2019)

TGE ($mm)	SA	Adj.	PF 56% TGE
Proportionate REX Debt	$1,538	–	$1,538
Total Proportionate Subsidiary Debt	**$1,538**		**$1,538**
TGE Revolving Credit Facility	1,349	–	1,349
Total Secured Debt	**$1,349**		**$1,349**
4.750% Senior Notes Due 2023	500	–	500
5.500% Senior Notes Due 2024	750	–	750
5.500% Senior Notes Due 2028	750	–	750
Total Debt	**$4,887**		**$4,887**
Cash & Cash Equivalents	(15)	–	(15)
Net Debt	**$4,872**		**$4,872**
Common Equity (Market Value)[1]	6,179	1,182	7,361
Total Capitalization	**$11,065**		**$12,247**
Opco Secured Debt / 2018A EBITDA	*1.4x*		*1.4x*
Opco Secured Debt / 2019E EBITDA	*1.3*		*1.3*
Opco Total Debt / 2018A EBITDA	*4.9*		*4.9*
Opco Total Debt / 2019E EBITDA	*4.6*		*4.6*
Sister HoldCo			
Sister HoldCo Term Loan	–	$500	$500
Sister HoldCo Total Debt	**–**		**$500**
Sister HoldCo Equity	–	3,675	3,675
Sister HoldCo Capitalization	**–**		**$4,175**
Credit Stats			
Sister HoldCo Total Debt	**–**		**$500**
Debt Service Reserve Account	–	(20)	(20)
Sister HoldCo Net Debt	**–**		**$480**
Q1 2019 Annualized Distribution	–		*$331*
2018A Distributions	–		*321*
2019E Distributions	–		*332*
HoldCo Net Debt / Q4 2018A Annualized Distribution	–		*1.5x*
HoldCo Net Debt / 2018A EBITDA	–		*1.5*
HoldCo Net Debt / 2019E EBITDA	–		*1.4*
2019E Interest Coverage	–		*8.7*
Total Debt / Total Capitalization	–		*12.0%*
HoldCo Consolidated Debt (Proportionate TGE + HoldCo)	**–**		**$3,245**
2018A EBITDA @ HoldCo Share	–		*$556*
2018A Run-Rate EBITDA @ HoldCo Share[2]	–		*577*
2019E EBITDA @ HoldCo Share	–		*600*
Total Debt / 2018A EBITDA	–		*5.8x*
Total Debt / 2018A Run-Rate EBITDA[2]	–		*5.6*
Total Debt / 2019E EBITDA	–		*5.4*
Total Debt / Total Capitalization	–		*42.3%*

Note: "Blackstone" includes investor group including GIC and other LPs.
Source: Blackstone forecast, Company filings, Citi estimates, Wall Street Research, and FactSet. Market Data as of 7/11/2019.
(1) Pro forma market value of equity rebased to new purchase price of $26 / share.
(2) Run-rate EBITDA includes $58mm of EBITDA adjustments to reflect full year impact of 2018 acquisitions and ramp of GP&T and Cheyenne Connector.
(3) Based on current TGE price of $21.95 as of 7/11/2019.

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Pro Forma Sister HoldCo Projections ($mm) 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $321 $332 $349 $366 $385 $404 $424 $445 (–) Interest Expense on Term Loan (33) (33) (30) (29) (28) (28) (28) Levered Free Cash Flow $299 $316 $336 $356 $375 $396 $417 Cumulative Levered Free Cash Flow $299 $615 $951 $1,307 $1,683 $2,079 $2,496 (–) Mandatory Amortization (5) (5) (5) (5) (5) (5) (5) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $294 $311 $331 $351 $370 $391 $412 Check -——————- EOP Cash Balance $20 $314 $625 $956 $1,307 $1,678 $2,069 $2,481 DSRA Cash Balance 20 0 0 0 0 0 0 0 HoldCo EOP Debt Balance $500 $495 $490 $485 $480 $475 $470 $465 HoldCo Standalone EOP Net Debt Balance 480 181 (135) (471) (827) (1,203) (1,599) (2,016) Sponsor Total Debt / Dist. Received 1.6x 1.5x 1.4x 1.3x 1.2x 1.2x 1.1x 1.0x Sponsor Net Debt / Dist. Received 1.5x 0.5x (0.4x) (1.3x) (2.2x) (3.0x) (3.8x) (4.5x) Leverage Metrics Interest Rate (L + 425) 6.6% 6.7% 6.2% 6.0% 5.9% 6.0% 6.0% HoldCo Ow nership in OpCo 56.2 56.2 56.2 56.2 56.2 56.2 56.2 56.2 HoldCo Share of OpCo EOP Debt Balance $2,675 $2,887 $3,069 $3,260 $3,408 $3,549 $3,700 $3,859 HoldCo Share of OpCo Asset EBITDA 556 600 609 630 665 701 721 744 HoldCo Consolidated EOP Debt Balance $3,175 $3,382 $3,559 $3,745 $3,888 $4,024 $4,170 $4,324 HoldCo Consolidated EOP Net Debt Balance 3,146 3,059 2,925 2,780 2,573 2,337 2,093 1,834 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 5.7x 5.6x 5.8x 5.9x 5.8x 5.7x 5.8x 5.8x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 5.7 5.1 4.8 4.4 3.9 3.3 2.9 2.5 Citi Classification Metrics Interest Coverage Ratio(2) 8.7x 9.2x 10.4x 11.3x 12.1x 12.8x 13.5x Cumulative Free Cash Flow as % of Initial Debt(3) 63.9% 127.1% 194.3% 265.4% 340.5% 419.7% 503.2% Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Assumes no cash sweep. 8 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

TGE Standalone Projections ($mm) 2019E 2020E 2021E 2022E 2023E 2024E 2025E REX EBITDA @ Share $555 $490 $467 $461 $461 $425 $397 PXP EBITDA 309 291 283 283 280 282 284 Natural Gas Pipeline EBITDA 79 90 90 90 90 90 90 G, P & T EBITDA 136 167 167 167 167 167 167 Other Grow th / Acquisitions EBITDA 0 56 125 193 262 330 399 Corporate G&A (10) (10) (11) (11) (11) (12) (12) Total EBITDA $1,069 $1,084 $1,121 $1,183 $1,249 $1,283 $1,324 YoY Grow th 8.0% 1.4% 3.4% 5.5% 5.5% 2.7% 3.2% (Less): Maintenance Capex ($32) ($35) ($36) ($36) ($36) ($40) ($43) (Less): Interest Expense (184) (191) (206) (222) (238) (254) (265) (Less): REX DCF Adj. @ Share (96) (105) (105) (105) (105) (105) (105) Cash Available for Dividends $757 $752 $774 $820 $869 $885 $911 Coverage (x) 1.28x 1.21x 1.19x 1.20x 1.21x 1.17x 1.15x Coverage ($) $165 $131 $122 $135 $150 $130 $118 Total Dividends Paid $592 $621 $652 $685 $719 $755 $793 YoY Grow th 3.6% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Grow th Capex $544 $455 $461 $400 $400 $400 $400 REX Debt @ Share 1,538 1,538 1,538 1,538 1,538 1,538 1,538 Revolver Balance 1,603 1,926 1,515 1,780 1,280 1,550 1,832 TGE Debt (End of Period) 3,603 3,926 4,265 4,530 4,780 5,050 5,332 Total Proportionate TGE Debt (End of Period)(1) 5,140 5,464 5,803 6,068 6,317 6,588 6,869 Total Proportionate Debt / EBITDA(1) 4.8x 5.0x 5.2x 5.1x 5.1x 5.1x 5.2x Covenant Calculations TGE 2024 Notes Metric FCCR 1.75x 5.30x 5.12x 4.93x 4.85x 4.81x 4.64x 4.60x TGE Revolving Credit Facility Max Senior Secured Leverage Ratio(2) 3.75x 1.65x 1.97x 1.49x 1.65x 1.12x 1.32x 1.50x Max Total Leverage Ratio(2) 5.50 3.70 4.01 4.20 4.20 4.18 4.29 4.37 Min. Interest Coverage Ratio(2) 2.50 5.30 5.12 4.93 4.85 4.81 4.64 4.60 Additional Leverage Capacity(3) $1,747 $1,457 $1,323 $1,400 $1,510 $1,428 $1,375 Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Includes proportionate REX debt and EBITDA. (2) Max Senior Leverage Ratio calculated as Secured Debt / Deconsolidated EBITDA. Max Total Leverage Ratio calculated as TGE Debt / Deconsolidated EBITDA (TGE EBITDA plus REX Distributions). Min. Interest Coverage 9 Ratio calculated as Deconsolidated EBITDA / Cash Interest Expense. Deconsolidated EBITDA is Proportionate EBITDA less REX DCF. (3) Max leverage capacity under RCF covenant and OpCo JV incurrence covenant, whichever is more restrictive.

3. Incremental $500mm of OpCo Debt

Transaction Overview – Incremental $500mm of OpCo Debt

Assumptions

- Illustrative effective date of 1/1/2019
- Blackstone acquires the remaining 56% of TGE for a total consideration of $4,135mm
  - $4,135mm for LP stake [$26.00] per share for the 159.0mm remaining shares
- Tallgrass issues $500mm of Senior Notes with an interest rate of 5.75%, bridge commitment fee (on a 364-day basis) of 50bps and take-out fee of 75bps (with new HY issuance)
- $10mm in transaction costs; $6mm in financing fees

Sources and Uses

Sources & Uses		
Transaction Sources	**($mm)**	**(%)**
Incremental Equity	$3,651	88%
New Senior Notes	500	12
Total Sources	$4,151	100%
Transaction Uses	**($mm)**	**(%)**
Purchase of 56.2% of TGE Equity	$4,135	100%
Financing Fees (Backstop/Take-out Fee, OID, Issuance Fees)	6	0
Transaction Costs	10	0
Total Uses	$4,151	100%

Sensitivity Analysis

Purchase Price	Implied Premium[1]	Equity Requirement	Debt / Capitalization
$22.00	0.2%	$3,015	51.2%
23.00	4.8	3,174	50.1
24.00	9.3	3,333	49.1
25.00	13.9	3,492	48.0
26.00	18.5	3,651	47.1

Pro Forma Capitalization

(at 1/1/2019)

TGE ($mm)	SA	Adj.	PF 44% TGE[2]	PF 100% TGE[2]
Proportionate REX Debt	$1,538	--	$1,538	$1,538
Total Proportionate Subsidiary Debt	**$1,538**		**$1,538**	**$1,538**
TGE Revolving Credit Facility	1,349	--	1,349	1,349
Total Secured Debt	**$1,349**		**$1,349**	**$1,349**
4.750% Senior Notes Due 2023	500	--	500	500
5.500% Senior Notes Due 2024	750	--	750	750
5.500% Senior Notes Due 2028	750	--	750	750
5.750% Senior Notes Due 2029	--	500	500	500
Total Debt	**$4,887**		**$5,387**	**$5,387**
Cash & Cash Equivalents	(15)	--	(15)	(15)
Net Debt	**$4,872**		**$5,372**	**$5,372**
Common Equity (Market Value)[3]	6,179	1,182	7,361	7,361
Total Capitalization	**$11,065**		**$12,747**	**$12,747**
Opco Secured Debt / 2018A EBITDA	*1.4x*		*1.4x*	*1.4x*
Opco Secured Debt / 2019E EBITDA	*1.3*		*1.3*	*1.3*
Opco Total Debt / 2018A EBITDA	*4.9*		*5.4*	*5.4*
Opco Total Debt / 2019E EBITDA	*4.6*		*5.0*	*5.0*
HoldCo				
Step 1 Term Loan	$1,155	--	$1,155	$1,155
HoldCo Total Debt	**$1,155**		**$1,155**	**$1,155**
HoldCo Equity	2,253	--	2,253	5,904
HoldCo Capitalization	**$3,408**		**$3,408**	**$7,059**
Credit Stats				
HoldCo Total Debt	**$1,155**		**$1,155**	**$1,155**
Debt Service Reserve Account	(51)	--	(51)	(51)
HoldCo Net Debt	**$1,104**		**$1,104**	**$1,104**
Q1 2019 Annualized Distribution	*$258*		*$258*	*$589*
2018A Distributions	*250*		*250*	*571*
2019E Distributions	*259*		*259*	*592*
HoldCo Net Debt / Q4 2018A Annualized Distribution	*4.3x*		*4.3x*	*1.9x*
HoldCo Net Debt / 2018A EBITDA	*4.4*		*4.4*	*1.9*
HoldCo Net Debt / 2019E EBITDA	*4.3*		*4.3*	*1.9*
2019E Interest Coverage	*2.8*		*3.6*	*6.3*
Total Debt / Total Capitalization	*33.9%*		*33.9%*	*16.4%*
HoldCo Consolidated Debt (Proportionate TGE + HoldCo)	**$3,297**		**$6,542**	**$6,542**
2018A EBITDA @ HoldCo Share	*$434*		*$990*	*$990*
2018A Run-Rate EBITDA @ HoldCo Share[4]	*450*		*1,027*	*1,027*
2019E EBITDA @ HoldCo Share	*469*		*1,069*	*1,069*
Total Debt / 2018A EBITDA	*7.6x*		*6.6x*	*6.6x*
Total Debt / 2018A Run-Rate EBITDA[4]	*7.3*		*6.4*	*6.4*
Total Debt / 2019E EBITDA	*7.0*		*6.1*	*6.1*
Total Debt / Total Capitalization	*49.4%*		*47.1%*	*47.1%*

Note: "Blackstone" includes investor group including GIC and other LPs.
Source: Blackstone forecast, Company filings, Citi estimates, Wall Street Research, and FactSet. Market Data as of 7/11/2019.
(1) Based on current TGE price of $21.95 as of 7/11/2019.
(2) Metrics include 44% and 100% of TGE equity contributed as collateral to HoldCo, respectively.
(3) Pro forma market value of equity rebased to new purchase price of $26 / share.
(4) Run-rate EBITDA includes $58mm of EBITDA adjustments to reflect full year impact of 2018 acquisitions and ramp of GP&T and Cheyenne Connector.

10

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Pro Forma HoldCo Projections (44% TGE Shares at HoldCo) ($mm) 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $321 $332 $349 $366 $385 $404 $424 $445 (–) Interest Expense on Term Loan (82) (82) (75) (72) (71) (70) (70) Levered Free Cash Flow $250 $267 $291 $312 $333 $354 $375 Cumulative Levered Free Cash Flow $250 $517 $809 $1,121 $1,454 $1,807 $2,182 (–) Mandatory Amortization (12) (12) (12) (12) (12) (12) (12) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $239 $256 $279 $301 $321 $342 $364 Check -——————- EOP Cash Balance $51 $239 $494 $774 $1,075 $1,396 $1,738 $2,101 DSRA Cash Balance 51 51 51 51 51 51 51 51 HoldCo EOP Debt Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 HoldCo Standalone EOP Net Debt Balance 1,104 905 638 346 34 (299) (652) (1,027) Sponsor Total Debt / Dist. Received 3.6x 3.4x 3.2x 3.1x 2.9x 2.7x 2.6x 2.4x Sponsor Net Debt / Dist. Received 3.6x 2.7x 1.8x 0.9x 0.1x (0.7x) (1.5x) (2.3x) Leverage Metrics Interest Rate (L + 475) 7.1% 7.2% 6.7% 6.5% 6.4% 6.5% 6.5% HoldCo Ow nership in OpCo 56.2 56.2 56.2 56.2 56.2 56.2 56.2 56.2 HoldCo Share of OpCo EOP Debt Balance $2,955 $3,185 $3,384 $3,592 $3,759 $3,919 $4,091 $4,270 HoldCo Share of OpCo Asset EBITDA 556 600 609 630 665 701 721 744 HoldCo Consolidated EOP Debt Balance $4,110 $4,328 $4,516 $4,712 $4,868 $5,016 $5,177 $5,344 HoldCo Consolidated EOP Net Debt Balance 4,102 4,081 4,013 3,930 3,785 3,612 3,430 3,234 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 7.4x 7.2x 7.4x 7.5x 7.3x 7.2x 7.2x 7.2x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 7.4 6.8 6.6 6.2 5.7 5.1 4.8 4.3 Citi Classification Metrics Interest Coverage Ratio(2) 3.6x 3.7x 4.2x 4.6x 4.9x 5.2x 5.5x Cumulative Free Cash Flow as % of Initial Debt(3) 21.7% 44.8% 70.0% 97.0% 125.8% 156.5% 188.9% Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Assumes no cash sweep. 11 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

Pro Forma HoldCo Projections (100% TGE Shares at HoldCo) ($mm) 2018A 2019E 2020E 2021E 2022E 2023E 2024E 2025E Total HoldCo Distributions $571 $592 $621 $652 $685 $719 $755 $793 (–) Interest Expense on Term Loan (82) (82) (75) (72) (71) (70) (70) Levered Free Cash Flow $510 $539 $577 $612 $648 $685 $723 Cumulative Levered Free Cash Flow $510 $1,049 $1,626 $2,238 $2,886 $3,571 $4,293 (–) Mandatory Amortization (12) (12) (12) (12) (12) (12) (12) (–) Cash Sw eep(1) 0 0 0 0 0 0 0 Total Cash to Sponsor $498 $528 $565 $601 $636 $673 $711 Check -——————- EOP Cash Balance $51 $549 $1,077 $1,642 $2,243 $2,879 $3,552 $4,263 DSRA Cash Balance 51 0 0 0 0 0 0 0 HoldCo EOP Debt Balance $1,155 $1,143 $1,132 $1,120 $1,109 $1,097 $1,086 $1,074 HoldCo Standalone EOP Net Debt Balance 1,104 594 55 (522) (1,134) (1,782) (2,467) (3,189) Sponsor Total Debt / Dist. Received 2.0x 1.9x 1.8x 1.7x 1.6x 1.5x 1.4x 1.4x Sponsor Net Debt / Dist. Received 1.9x 1.0x 0.1x (0.8x) (1.7x) (2.5x) (3.3x) (4.0x) Leverage Metrics Interest Rate (L + 475) 7.1% 7.2% 6.7% 6.5% 6.4% 6.5% 6.5% HoldCo Ow nership in OpCo 100.0 100.0 100.0 100.0 100.0 100.0 100.0 100.0 HoldCo Share of OpCo EOP Debt Balance $5,262 $5,669 $6,024 $6,395 $6,693 $6,977 $7,283 $7,602 HoldCo Share of OpCo Asset EBITDA 990 1,069 1,084 1,121 1,183 1,249 1,283 1,324 HoldCo Consolidated EOP Debt Balance $6,417 $6,813 $7,156 $7,515 $7,801 $8,074 $8,368 $8,676 HoldCo Consolidated EOP Net Debt Balance 6,350 6,249 6,064 5,858 5,543 5,179 4,801 4,397 HoldCo Consolidated EOP Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.5x 6.4x 6.6x 6.7x 6.6x 6.5x 6.5x 6.6x HoldCo Consolidated EOP Net Debt Balance / HoldCo Share of OpCo Asset EBITDA 6.4 5.8 5.6 5.2 4.7 4.1 3.7 3.3 Citi Classification Metrics Interest Coverage Ratio(2) 6.3x 6.7x 7.5x 8.2x 8.7x 9.2x 9.7x Cumulative Free Cash Flow as % of Initial Debt(3) 48.5% 95.2% 145.2% 198.2% 254.3% 313.6% 376.1% Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Assumes no cash sweep. 12 (2) Total HoldCo distributions / (interest plus amortization). (3) Includes DSRA release.

TGE Standalone Projections ($mm) 2019E 2020E 2021E 2022E 2023E 2024E 2025E REX EBITDA @ Share $555 $490 $467 $461 $461 $425 $397 PXP EBITDA 309 291 283 283 280 282 284 Natural Gas Pipeline EBITDA 79 90 90 90 90 90 90 G, P & T EBITDA 136 167 167 167 167 167 167 Other Grow th / Acquisitions EBITDA 0 56 125 193 262 330 399 Corporate G&A (10) (10) (11) (11) (11) (12) (12) Total EBITDA $1,069 $1,084 $1,121 $1,183 $1,249 $1,283 $1,324 YoY Grow th 8.0% 1.4% 3.4% 5.5% 5.5% 2.7% 3.2% (Less): Maintenance Capex ($32) ($35) ($36) ($36) ($36) ($40) ($43) (Less): Interest Expense (213) (222) (238) (255) (272) (289) (303) (Less): REX DCF Adj. @ Share (96) (105) (105) (105) (105) (105) (105) Cash Available for Dividends $728 $722 $742 $787 $835 $849 $874 Coverage (x) 1.23x 1.16x 1.14x 1.15x 1.16x 1.12x 1.10x Coverage ($) $136 $101 $90 $102 $116 $94 $81 Total Dividends Paid $592 $621 $652 $685 $719 $755 $793 YoY Grow th 3.6% 5.0% 5.0% 5.0% 5.0% 5.0% 5.0% Grow th Capex $544 $455 $461 $400 $400 $400 $400 REX Debt @ Share 1,538 1,538 1,538 1,538 1,538 1,538 1,538 Revolver Balance 1,632 1,986 1,607 1,905 1,439 1,745 2,064 TGE Debt (End of Period) 4,132 4,486 4,857 5,155 5,439 5,745 6,064 Total Proportionate TGE Debt (End of Period)(1) 5,669 6,024 6,395 6,693 6,977 7,283 7,602 Total Proportionate Debt / EBITDA(1) 5.3x 5.6x 5.7x 5.7x 5.6x 5.7x 5.7x Covenant Calculations TGE 2024 Notes Metric FCCR 1.75x 4.57x 4.41x 4.27x 4.22x 4.20x 4.07x 4.03x TGE Revolving Credit Facility Max Senior Secured Leverage Ratio(2) 3.75x 1.68x 2.03x 1.58x 1.77x 1.26x 1.48x 1.69x Max Total Leverage Ratio(2) 5.50 4.25 4.58 4.78 4.78 4.76 4.88 4.97 Min. Interest Coverage Ratio(2) 2.50 4.57 4.41 4.27 4.22 4.20 4.07 4.03 Additional Leverage Capacity(3) $1,217 $897 $731 $775 $850 $733 $642 Source: Blackstone forecast. 2018A projections include pro forma transaction entry balances. Market data as of 7/11/2019. (1) Includes proportionate REX debt and EBITDA. (2) Max Senior Leverage Ratio calculated as Secured Debt / Deconsolidated EBITDA. Max Total Leverage Ratio calculated as TGE Debt / Deconsolidated EBITDA (TGE EBITDA plus REX Distributions). Min. Interest Coverage 13 Ratio calculated as Deconsolidated EBITDA / Cash Interest Expense. Deconsolidated EBITDA is Proportionate EBITDA less REX DCF. (3) Max leverage capacity under RCF covenant and OpCo JV incurrence covenant, whichever is more restrictive.

Term Sheets

1 Prairie ECI Acquiror Incremental TLB (w/ Amendment) Borrower: Prairie ECI Acquiror LP Scenario: 1a Non-fungible Incremental Add-on 1b Fungible Incremental Tranche + Repriced Existing Term Loan Facilities: $500 million Incremental Senior Secured Term Loan $1,655 million Amended & Upsized Senior Secured Term Loan Guarantees: Same as existing Term Loan Security: Same as existing Term Loan (with acquired equity interests increasing Collateral pool) Incremental Facility: Incremental Fixed Dollar Basket TBD Debt Service Reserve Same as existing Term Loan Maturity: March 11, 2016 (same as existing) Amortization: 1% p.a., paid quarterly, with remainder due at maturity Drawn Pricing: L+425 bps LIBOR Floor: 0.00% OID: 99.50, Payable on $500 million Incremental Term Loan 99.50, Payable on $1,655 million Term Loan Call Protection: 6 Months of 101 Soft Call Protection Change of Control: Same as existing Term Loan Certain Covenants: Same as existing Term Loan Financial Covenants: Debt Service Coverage Ratio of 1.1x OID: 99.50, payable on $500 million Incremental Term Loan OID: 99.50, payable on $1,655 million Term Loan Fees to Market: Amendment Fee: 10 bps, payable on $1,155 million Existing Term Loan Amendment Fee: None Arranger Fee: 75 bps, payable on $500mm Incremental Term Loan Arranger Fee: 75 bps, payable on $500mm Incremental Term Loan Fees to Arrangers: and rebated against Underwrite Fee in Scenario 2 and rebated against Underwrite Fee in Scenario 2 Reprice Fee: 12.5 bps, payable on $1,155mm Existing Term Loan 14

2 New Sister HoldCo Senior Secured TLB Borrower: Sister HoldCo TBD Facilities: $500 million Senior Secured Term Loan Guarantees: Guaranteed on a first lien senior secured basis by each of the Borrower’s existing and future wholly-owned subsidiaries Security: A perfected first priority lien on substantially all tangible and intangible assets and capital stock of the Borrower and Guarantors Incremental Facility: Incremental Fixed Dollar Basket TBD Debt Service Reserve None Tenor: 7 Years Amortization: 1% p.a., paid quarterly, with remainder due at maturity Drawn Pricing: L+425 bps LIBOR Floor: 0.00% OID: 99.50 Call Protection: 6 Months of 101 Soft Call Protection Change of Control: Same as existing Prairie ECI Acquiror LP HoldCo Term Loan B Certain Covenants: Substantially similar to existing Prairie ECI Acquiror LP HoldCo Term Loan B Financial Covenants: Substantially similar to existing Prairie ECI Acquiror LP HoldCo Term Loan B Price Flex: 100 bps (with up to 37.5 bps in the form of OID) Underwriting Fee: 150 bps Citi Commitment / Duration: 100% / TBD, but not expected to exceed 4 months

3 364 Day Senior Unsecured OpCo Bridge Facility Borrower: Tallgrass Energy Partners (“TEP”) Facility: $500 million Senior Unsecured OpCo Bridge Facility Guarantors: Same as existing Senior Unsecured OpCo Notes Security: None Tenor: 364 days Initial Margin: L + 325 bps; increasing by 50 bps at 180 days and 50 bps at 270 days after close i. 100% of asset sale proceeds, subject to customary exceptions and other exceptions to be agreed Mandatory Prepayments: ii. 100% of debt issuance proceeds iii. 100% of equity issuance proceeds, subject to exceptions to be agreed Certain Covenants: Same as existing Senior Unsecured OpCo Notes Commitment Fee: 50 bps Take-out Fee: 75 bps Duration Fee: 25 bps at 180 days and 25 bps at 270 days after close Citi Commitment / Duration: 100% / TBD, but not expected to exceed 4 months 16

Peer Comps & Levels

Credit Comparables – HoldCo

			1		2				
($mm)	Tallgrass HoldCo - $1,155 Term Loan		Tallgrass HoldCo - $1,655 Term Loan		Tallgrass HoldCo - $500 Term Loan		ETRN HoldCo	BRM HoldCo	Stetson HoldCo
Corporate Rating (Moody's)	B1						Ba3	B3	Ba3
Corporate Rating (S&P)	B+						BB	B-	B+
Loans	Term Loan B		Term Loan B		Term Loan B		Term Loan B	Term Loan B	Term Loan B
Maturity	Mar-2026						Jan-2024	Dec-2023	Jul-2025
Ratings (Moody's)	B1						Ba3	B3	Ba3
Ratings (S&P)	B+						BB+	B-	B+
Coupon	L+475						L+450	L+575	L+425
Size ($mm)	$1,155		$1,655		$500		$600	$516	$1,000
Recent Price	100.125						100.500	Thinly Traded	99.625
YTM (%)	7.047%						6.686%	--	6.649%
STW (bps)	472 bps						436 bps	--	433 bps
Equity Value	$2,751		$6,281		$3,528		$4,265	$720	$1,405
Total Debt	1,155		1,655		500		581	500	998
(–) Cash	(51)		(71)		(20)		(5)	0	0
Firm Value	**$3,855**		**$7,865**		**$4,008**		**$4,841**	**$1,220**	**$2,403**
Total Debt	1,155		1,655		500		581	500	998
Market Equity	2,751		6,281		3,528		4,265	720	1,405
Total Capitalization	**$3,906**		**$7,936**		**$4,028**		**$4,846**	**$1,220**	**$2,403**
HoldCo Operating Statistics[1]									
2019E EBITDA	$259		$592		$332		$543	$114	$254
2020E EBITDA	272		621		349		574	144	274
HoldCo Statistics									
Firm Value /									
2019E EBITDA	14.9x		13.3x		12.1x		8.9x	10.7x	9.5x
2020E EBITDA	14.2		12.7		11.5		8.4	8.5	8.8
HoldCo Current Net Debt /	$1,104		$1,584		$480		$576	$500	$998
2019E EBITDA	4.3x		2.7x		1.4x		1.1x	4.4x	3.9x
2020E EBITDA	4.1		2.6		1.4		1.0	3.5	3.6
Net Debt / Firm Value	28.6%		20.1%		12.0%		11.9%	41.0%	41.5%
Consolidated Statistics[2]	**REX @ Proportion**	**REX as Reported[3]**	**REX @ Proportion**	**REX as Reported[3]**	**REX @ Proportion**	**REX as Reported[3]**			
Consolidated Current Net Debt /	$3,253	$2,580	$6,456	$4,933	$3,216	$2,361	$3,179	$1,068	$3,061
2019E EBITDA	6.9x	6.1x	6.0x	5.1x	5.4x	4.3x	3.8x	8.5x	6.0x
2020E EBITDA	6.9	6.0	6.0	5.0	5.3	4.3	3.4	6.1	5.5
Consolidated YE19E Net Debt /	$3,173	$2,682	$6,648	$5,187	$3,734	$2,504	$4,127	$1,233	$3,197
2019E EBITDA	6.8x	6.3x	6.2x	5.3x	6.2x	4.6x	4.9x	9.8x	6.3x
2020E EBITDA	6.7	6.3	6.1	5.3x	6.1	4.6	4.4	7.1	5.8

Source: Bloomberg, FactSet, Company filings, Wall Street Research. Market data as of 7/11/2019.
(1) Represents HoldCo's proportional ownership share of distributions from OpCo.
(2) Consolidated Net Debt represents 100% of HoldCo EOP Net Debt plus HoldCo's proportional ownership share of OpCo EOP Net Debt.
(3) REX as equity investment, excluding proportionate REX debt and includes REX distribution in EBITDA.

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Credit Comparables – HoldCo (Cont'd)

($mm)	Tallgrass HoldCo - $1,155 Term Loan	1 Tallgrass HoldCo - $1,655 Term Loan	2 Tallgrass HoldCo - $500 Term Loan	Crestwood Holdings	SMP Holdings (Summit)	Blackstone CQP HoldCo
Corporate Rating (Moody's)	B1			B3	B3	B1
Corporate Rating (S&P)	B+			B-	B-	B
Loans	Term Loan B	Term Loan B	Term Loan B	Term Loan B	Term Loan B	Term Loan B
Maturity	Mar-2026			Mar-2023	May-2022	Jun-2024
Ratings (Moody's)	B1			B3	B3	B1
Ratings (S&P)	B+			B-	B-	B+
Coupon	L+475			L+750	L+600	L+350
Size ($mm)	$1,155	$1,655	$500	$347	$294	$2,600
Recent Price	100.125			97.000	98.500	100.125
YTM (%)	7.047%			10.849%	8.941%	5.789%
STW (bps)	472 bps			851 bps	660 bps	347 bps
Equity Value	$2,751	$6,281	$3,528	$297	$19	$6,161
Total Debt	1,155	1,655	500	343	295	2,600
(–) Cash	(51)	(71)	(20)	0	0	0
Firm Value	**$3,855**	**$7,865**	**$4,008**	**$640**	**$314**	**$8,761**
Total Debt	1,155	1,655	500	343	295	2,600
Market Equity	2,751	6,281	3,528	297	19	6,161
Total Capitalization	**$3,906**	**$7,936**	**$4,028**	**$640**	**$314**	**$8,761**
HoldCo Operating Statistics(1)						
2019E EBITDA	$259	$592	$332	$42	$47	$504
2020E EBITDA	272	621	349	43	47	555
HoldCo Statistics						
Firm Value /						
2019E EBITDA	14.9x	13.3x	12.1x	15.3x	6.7x	17.4x
2020E EBITDA	14.2	12.7	11.5	14.7	6.7	15.8
HoldCo Current Net Debt /	$1,104	$1,584	$480	$343	$295	$2,600
2019E EBITDA	4.3x	2.7x	1.4x	8.2x	6.3x	5.2x
2020E EBITDA	4.1	2.6	1.4	7.9	6.3	4.7
Net Debt / Firm Value	28.6%	20.1%	12.0%	53.6%	93.9%	29.7%

Consolidated Statistics(2)	REX @ Proportion	REX as Reported(3)	REX @ Proportion	REX as Reported(3)	REX @ Proportion	REX as Reported(3)	Crestwood Holdings	SMP Holdings (Summit)	Blackstone CQP HoldCo
Consolidated Current Net Debt /	$3,253	$2,580	$6,456	$4,933	$3,216	$2,361	$814	$1,082	$9,274
2019E EBITDA	6.9x	6.1x	6.0x	5.1x	5.4x	4.3x	5.9x	7.0x	7.8x
2020E EBITDA	6.9	6.0	6.0	5.0	5.3	4.3	5.2	6.6	7.7
Consolidated YE19E Net Debt /	$3,173	$2,682	$6,648	$5,187	$3,734	$2,504	$888	$948	$8,953
2019E EBITDA	6.8x	6.3x	6.2x	5.3x	6.2x	4.6x	6.4x	6.1x	7.5x
2020E EBITDA	6.7	6.3	6.1	5.3x	6.1	4.6	5.7	5.8	7.5

Source: Bloomberg, FactSet, Company filings, Wall Street Research. Market data as of 7/11/2019.
(1) Represents HoldCo's proportional ownership share of distributions from OpCo.
(2) Consolidated Net Debt represents 100% of HoldCo EOP Net Debt plus HoldCo's proportional ownership share of OpCo EOP Net Debt.
(3) REX as equity investment, excluding proportionate REX debt and includes REX distribution in EBITDA.

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Secondary Trading Levels

High Yield *($mm)*

Issue Date	Issuer	Issue	Amount ($MM)	Maturity	Ratings: Corp	Ratings: Issue	July 11, 2019: Price	YTW	(yr)	STW[1]
Jun-2008	Rockies Express Pipeline	7.500% Sr Nts	$250	Jul-2038	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	113.625	6.263%	(38)	389 bps
Mar-2010	Rockies Express Pipeline	6.875% Sr Nts	$500	Apr-2040	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	110.625	5.974%	(40)	356 bps
Aug-2016	Tallgrass Energy LP	5.500% Sr Nts	$750	Sep-2024	Ba2 / BB+ / BBB- (F)	Ba3 / BB+ / BBB- (F)	102.000	4.809%	(22)	297 bps
Sep-2017	Tallgrass Energy LP	5.500% Sr Nts	$750	Jan-2028	Ba2 / BB+ / BBB- (F)	Ba3 / BB+ / BBB- (F)	100.000	5.500%	(26)	354 bps
Nov-2014	Blue Racer Midstream	6.125% Sr Nts	$850	Nov-2022	B1 / B+ / BB- (F)	B2 / B / BB- (F)	102.000	4.553%	(20)	264 bps
Jun-2018	Blue Racer Midstream	6.625% Sr Nts	$300	Jul-2026	B1 / B+ / BB- (F)	B2 / B / BB- (F)	100.125	6.595%	(24)	472 bps
Nov-2015	Enable Midstream Partners	3.900% Sr Nts	$600	May-2024	Baa3 / BBB- / BBB- (F)	Baa3 / BBB- / BBB- (F)	101.250	3.601%	(24)	173 bps
Mar-2017	Enable Midstream Partners	4.400% Sr Nts	$700	Mar-2027	Baa3 / BBB- / BBB- (F)	Baa3 / BBB- / BBB- (F)	100.750	4.281%	(26)	227 bps
May-2018	Enable Midstream Partners	4.950% Sr Nts	$800	May-2028	Baa3 / BBB- / BBB- (F)	Baa3 / BBB- / BBB- (F)	104.125	4.368%	(28)	230 bps
Mar-2014	Enlink Midstream Partners	4.400% Sr Nts	$550	Apr-2024	Ba1 / BB+ / BBB- (F)	Ba1 / BB+ / BBB- (F)	101.375	4.060%	(24)	219 bps
May-2015	Enlink Midstream Partners	4.150% Sr Nts	$750	Jun-2025	Ba1 / BB+ / BBB- (F)	Ba1 / BB+ / BBB- (F)	98.250	4.491%	(25)	256 bps
Jul-2016	Enlink Midstream Partners	4.850% Sr Nts	$500	Jul-2026	Ba1 / BB+ / BBB- (F)	Ba1 / BB+ / BBB- (F)	101.250	4.633%	(26)	266 bps
Jun-2018	EQM Midstream	4.750% Sr Nts	$1,100	Jul-2023	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	103.375	3.814%	(23)	196 bps
Jul-2014	EQM Midstream	4.000% Sr Nts	$500	Aug-2024	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	99.000	4.222%	(24)	234 bps
Nov-2016	EQM Midstream	4.125% Sr Nts	$500	Dec-2026	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	95.750	4.816%	(26)	281 bps
Jun-2018	EQM Midstream	5.500% Sr Nts	$850	Jul-2028	Ba1 / BBB- / BBB- (F)	Ba1 / BBB- / BBB- (F)	104.625	4.846%	(28)	277 bps

Leveraged Loans *($mm)*

Issue Date	Borrower	Facility	Amount	Coupon	Maturity	Ratings: Corp.	Ratings: Facility	July 11, 2019: Price (%)	Eff. Yld (%)	Eff. Sprd (bps)	Swap Yld (%)[2]
Mar-2019	Tallgrass Energy	Term Loan B	$1,155	L+475	Mar 2026	Ba2 / B+ / BB- (F)	B1 / B+ / BB- (F)	100.125	7.047%	472 bps	6.626%
	HoldCo										
Jun-2018	AL Midcoast Holdings	Term Loan B	$650	L+550	Jun 2025	B+ / BB- (F)	BB- / BB (F)	100.125	7.789%	547 bps	7.341%
Jun-2019	Blackstone CQP	Term Loan B	$2,600	L+350	Jun 2024	B1 / B	B1 / B+	100.125	5.789%	347 bps	5.310%
Dec-2018	Equitrans Midstream	Term Loan B	$600	L+450	Dec 2023	Ba3 / BB / BB (F)	Ba3 / BB+ / BB (F)	100.500	6.686%	436 bps	6.200%
Jul-2018	Stetson Midstream	Term Loan B	$1,000	L+425	Jul 2025	Ba3 / B+ / BB- (F)	Ba3 / B+ / BB- (F)	99.625	6.649%	433 bps	6.202%
	JV / Low Levered OpCo						**Average HoldCo:**	**100.094**	**6.728%**	**441 bps**	**6.263%**
Sep 2017	BCP Renaissance Parent	Term Loan B	$1,255	L+350	Sep 2024	B1 / B+	B1 / B+ / BB- (F)	99.875	5.843%	352 bps	5.375%
Mar 2013	EMG Utica	Term Loan B	$210	L+375	May 2020	B1 / B	B1 / B+	99.625	6.615%	429 bps	6.395%
Sep 2018	Lotus Midstream	Term Loan B	$325	L+349	Sep 2025	Ba3 / BB- / BB (F)	Ba3 / BB+ / BB+ (F)	100.000	5.809%	349 bps	5.371%
Oct-2018	Northriver Midstream (Grizzly)	Term Loan B	$1,000	L+325	Oct 2025	Ba3 / BB+	Ba3 / BB+	99.750	5.619%	330 bps	5.181%
Sep 2017	Traverse Midstream Partners	Term Loan B	$1,435	L+400	Sep 2024	B2 / B+	B2 / B+	98.750	6.603%	428 bps	6.128%
Oct 2017	Utopia Pipeline	Term Loan B	$225	L+425	Feb 2024	-- / --	Ba3 / BB-	99.750	6.628%	431 bps	6.158%
	Permian						**Average JV / Low Levered OpCo:**	**99.625**	**6.186%**	**386 bps**	**5.768%**
Oct 2018	CapRock Midstream	Term Loan B	$690	L+475	Oct 2025	B2 / B / B (F)	B2 / B / BB- (F)	94.875	8.087%	576 bps	7.642%
May 2018	Bison Midstream	Term Loan B	$900	L+400	May 2025	B2 / B / B+ (F)	B2 / B / BB- (F)	94.375	7.503%	518 bps	7.038%
Jun 2017	EagleClaw Midstream	Term Loan B	$1,250	L+425	Jun 2024	B3 / B / B+ (F)	B3 / B / B+ (F)	94.750	7.843%	552 bps	7.348%
Feb 2018	Lucid Energy Group	Term Loan B	$950	L+300	Feb 2025	B2 / B / B+ (F)	B2 / B / BB- (F)	95.500	6.270%	395 bps	5.799%
Nov 2017	Medallion Midstream	Term Loan B	$700	L+325	Oct 2024	B2 / B / B+ (F)	B2 / B+ / BB (F)	97.500	6.121%	380 bps	5.645%
Dec 2017	Navitas Midstream	Term Loan B	$390	L+450	Dec 2024	B3 / B / B (F)	B3 / B+ / BB (F)	96.125	7.695%	537 bps	7.220%
May 2019	Oryx Midstream	Term Loan B	$1,500	L+400	May 2026	Ba1 / B / B+ (F)	B2 / B / BB (F)	99.625	6.387%	407 bps	5.971%
	Other						**Average Permian:**	**96.107**	**7.129%**	**481 bps**	**6.666%**
Dec 2017	Glass Mountain	Term Loan B	$300	L+450	Dec 2024	B3 / B	B3 / B	97.875	7.302%	498 bps	6.833%
Aug 2017	Limetree Bay Terminals	Term Loan B	$462	L+400	Feb 2024	B1 / BB-	B1 / BB-	95.500	7.501%	518 bps	7.001%
Dec 2018	Par Pacific	Term Loan B	$250	L+675	Dec 2025	B1 / B+	B1 / BB-			*Thinly Traded*	
Sep 2018	Paradigm (EIF Van Hook)	Term Loan B	$400	L+525	Sep 2024	B3 / B+	B3 / B+	95.625	8.622%	630 bps	8.136%
Jan 2018	Woodford Express	Term Loan B	$361	L+500	Jan 2025	B2 / B	B2 / B+	98.125	7.744%	542 bps	7.278%
							Average Other:	**96.781**	**7.792%**	**547 bps**	**7.312%**

Source: Citi Trading Desk, Markit.
1) Spread to worst based on interpolated U.S. Treasury curve.
2) Based on applicable swap rates.

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Appendix

Prairie / Tallgrass Current Capitalization Table

Current Capitalization Table

Facility	Outstanding	Availability	Rate	Constraints
($mm)				
Prairie Holdco				
Prairie HoldCo Term Loan B	$1,155	$200[1]	L+475bps	>5.75x TGE consolidated look through leverage covenant (including REX @ share) equates to $1,007mm incremental debt capacity (including RCF draws)
Prairie HoldCo Total	**$1,155**	**$200**		
REX (@ 75% Share)				
2020 Senior Notes	$563	–	5.625%	No Dividend Blockers
2029 Senior Notes	413	–	4.950	No Dividend Blockers
2038 Senior Notes	188	–	7.500	No Dividend Blockers
2040 Senior Notes	375	–	6.875	No Dividend Blockers
REX Total (@ 75% Share)	**$1,538**	**$0**		
Tallgrass				
TGE RCF	$1,349	$901	Revolver Grid	Dividend Blockers: RCF subject to >3.75x Secured Leverage[2] / >5.50x Total Leverage[2] / <2.50x Interest Coverage[2] equates to $1.7bn incremental OpCo debt capacity under existing maintenance covenants
2023 Senior Notes	500	–	4.750%	No Dividend Blockers
2024 Senior Notes	750	–	5.500	Dividend Blocker: >1.75x FCCR[2]
2028 Senior Notes	750	–	5.500	No Dividend Blockers
Incremental OpCo Debt Capacity	*--*	*$1,007*[3]		*>5.75x TGE consolidated look through leverage covenant (including REX @ share), >3.75x Secured Leverage[2] / >5.50x Total Leverage[2] / <2.50x Interest Coverage[2]*
Tallgrass Total[4]	**$3,349**	**$1,007**		
Total Consolidated Debt[4]	**$6,042**	**$1,207**		

Source: Company filings.
(1) The aggregate principal amount of the Incremental Term Loans, together with the aggregate principal amount of Incremental Equivalent Debt, shall not exceed $200mm (the "Incremental Availability Amount").
(2) Deconsolidated at TGE metrics. Excludes REX debt and EBITDA, includes distributions from REX.
(3) Includes available RCF capacity.
(4) Total availability shown for greater of revolver availability and amount allowed within existing OpCo covenants.

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